Exhibit 10.1

THIS WARRANT AND THE SECURITIES PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

STEADYMED LTD.

WARRANT

dated as of August [•], 2016

THIS CERTIFIES THAT, for value received, [•] or its successors or permitted assigns (such Person and such successors and assigns each being the “Warrant Holder” with respect to the Warrant held by it), at any time and from time to time on any Business Day on or prior to 5:00 p.m. (New York City time), on the Expiration Date (as herein defined), is entitled (a) to subscribe for the purchase from SteadyMed Ltd., an Israeli incorporated company (the “Company”), [•] Shares at a price per Share equal to the Exercise Price (as herein defined), and (b) to the other rights set forth herein; provided that the number of Shares issuable upon any exercise of this Warrant and the Exercise Price shall be adjusted and readjusted from time to time in accordance with Section 5; and provided further that the number of Shares issuable upon any exercise of this Warrant are subject to certain limitations in accordance with Section 2(a). By accepting delivery hereof, the Warrant Holder agrees to be bound by the provisions hereof.

IN FURTHERANCE THEREOF, the Company irrevocably undertakes and agrees for the benefit of the Warrant Holder as follows:

Section 1.                                           Definitions and Construction.

(a)                                 Certain Definitions. As used herein (the following definitions being applicable in both singular and plural forms):

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with such Person.

“Appraised Value” means at any time the fair market value thereof determined in good faith by the Board of Directors of the Company as of a date which is within ten (10) days of the date as of which the determination is to be made, subject to the rights of the Requisite Holders pursuant to Section 5(n).

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

“Closing Price” means, for any trading day with respect to a Share, (a) the last reported sale price on such day on the principal national securities exchange on which the Shares are listed or admitted to trading or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices thereon, as reported in The Wall Street Journal, or (b) if such Shares shall not be listed or admitted to trading on a national securities exchange, the last reported sales price on the NASDAQ National Market System or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices thereon, as reported in The Wall Street Journal, or (c) if such Shares shall not be quoted on such National Market System nor listed or admitted to trading on a national securities exchange, then the average of the closing bid and asked prices, as reported by The Wall Street Journal for the over-the-counter market; provided that if clause (a), (b), or (c) applies and no price is reported in The Wall Street Journal for any trading day, then the price reported in The Wall Street Journal for the most recent prior trading day shall be deemed to be the price reported for such trading day. The Closing Price with respect to a Share shall be adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

“Commission” means the Securities and Exchange Commission or any other Federal agency administering the Securities Act at the time.

“Exchange Act” means the Securities Exchange Act of 1934, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Exercise Amount” means for any number of Warrant Shares as to which this Warrant is being exercised the product of (i) such number of Warrant Shares times (ii) the Exercise Price.

“Exercise Price” means $3.5995 per Warrant Share, as adjusted from time to time pursuant to Section 5.

“Expiration Date” means August 2, 2021.

“Initial Holder” means [•].

“Market Price” on any day means (a) the unweighted average of the daily Closing Prices per Share for the twenty (20) consecutive trading days prior to such date or (b) if clauses (a), (b) and (c) of the definition of “Closing Price” are inapplicable, then the Appraised Value as of such day shall apply; provided that for purposes of the application of Section 5(b) to a Share Distribution pursuant to a public offering registered under the Securities Act, “Market Price” means the Closing Price per Share for the trading day preceding the effective date of the registration statement with respect to such public offering (or in the case of an initial public offering, the price per Share in such offering); and provided further that that for purposes of the application of Section 5(b) to a Share Distribution consisting solely of equity awards and options under the Company’s board and shareholder approved equity incentive plans, “Market Price” means the Closing Price per Share for the date of such grant.

“Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Requisite Holders” means at any time, holders of Warrant Shares and Warrants representing at least a majority of the Warrant Shares outstanding or issuable upon the exercise of all the outstanding Warrants (without regard to any limitations on exercise).

“Securities Act” means the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Shares” means the Company’s currently authorized common stock, New Israeli Shekels 0.01 par value, and stock of any other class or other consideration into which such currently authorized capital stock may hereafter have been changed.

“Warrant” means, as the context requires, this warrant and any successor warrant or warrants issued upon a whole or partial transfer or assignment of any such Share purchase warrant or of any such successor warrant.

“Warrant Shares” means the number of Shares issued or issuable upon exercise of this Warrant as set forth in the introduction hereto, as adjusted from time to time pursuant to Section 5, or in the case of other Warrants, issuable upon exercise of those Warrants.

(b)                                 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles. When used herein, the term “financial statements” shall include the notes and schedules thereto. References to fiscal periods are to fiscal periods of the Company.

(c)                                  Computation of Time Periods. With respect to the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.” Periods of days shall be counted in calendar days unless otherwise stated.

(d)                                 Construction. Unless the context requires otherwise, references to the plural include the singular and to the singular include the plural, references to any gender include any other gender, the part includes the whole, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Warrant refer to this Warrant as a whole and not to any particular provision of this Warrant. Section, subsection, clause, exhibit and schedule references are to this Warrant, unless otherwise specified. Any reference to this Warrant includes any and all permitted alterations, amendments, changes, extensions, modifications, renewals, or supplements thereto or thereof, as applicable.

(e)                                  Exhibits and Schedules. All of the exhibits and schedules attached hereto shall be deemed incorporated herein by reference.

(f)                                   No Presumption Against Any Party. Neither this Warrant nor any uncertainty or ambiguity herein or therein shall be construed or resolved using any presumption against any party hereto or thereto, whether under any rule of construction or otherwise. On the contrary, this Warrant has been reviewed by each of the parties and their counsel and, in the case of any ambiguity or uncertainty, shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

Section 2.                                           Exercise of Warrant.

(a)                                 Exercise Requirements.

(i)                                     Notice of Exercise and Payment. The Warrant Holder may exercise this Warrant in whole or in part, at any time or from time to time on any Business Day on or prior to the Expiration Date, by delivering to the Company a duly executed notice (a “Notice of Exercise”) in the form of Exhibit A and by payment to the Company of the Exercise Price per Warrant Share, at the election of the Warrant Holder, either (a) by wire transfer of immediately available funds to the account of the Company in an amount equal to the Exercise Amount, (b) by receiving from the Company the number of Warrant Shares equal to (i) the number of Warrant Shares as to which this Warrant is being exercised minus (ii) the number of Warrant Shares having a value, based on the Closing Price on the trading day immediately prior to the date of such exercise (or if there is no such Closing Price, then based on the Appraised Value as of such day), equal to the Exercise Amount, or (c) any combination of the foregoing. The Company acknowledges that the provisions of clause (b) are intended, in part, to ensure that a full or partial exchange of this Warrant pursuant to such clause (b) will qualify as a conversion, within the meaning of paragraph (d)(3)(iii) of Rule 144 under the Securities Act, and the holding period for the Warrant Shares shall be deemed to have commenced on the date this Warrant was originally issued to the Warrant Holder. At the request of any Holder, the Company will accept reasonable modifications to the exchange procedures provided for in this Section in order to accomplish such intent. For all purposes of this Warrant (other than this Section 2(a)(i)), any reference herein to the exercise of this Warrant shall be deemed to include a reference to the exchange of this Warrant into Shares in accordance with the terms of clause (b).

(ii)                                  Limitations on Exercise. Notwithstanding any provisions herein to the contrary, the Holder shall not be entitled to exercise this Warrant for a number of Warrant Shares in excess of that number of Warrant Shares which, upon giving effect to such exercise, would cause the aggregate number of Company’s securities beneficially owned by the Holder to exceed 24.9% or 44.9% of the outstanding share capital of the Company following such exercise (excluding, for the avoidance of doubt, any shares such Holder may be deemed to beneficially own by reason of holding any Warrants that have not yet been exercised and are not proposed to be exercised at such time of determination)(the “Cap”). The limitation described in the previous sentence will only apply to the extent that exceeding the Cap will trigger a shareholder vote or regulatory approval under Israeli law, but only to the extent that no such shareholder vote or regulatory approval has already been obtained. In the event that the Company has publicly disclosed that it intends to effect a Corporate Reorganization, if requested by the Requisite Holders, the Company shall seek shareholder approval to exceed the Cap. Except as set forth in the preceding sentence, for purposes of this Section, beneficial ownership shall be calculated in accordance with the Israeli Companies Law and Section 13(d) of the Exchange Act, and “group” shall have the meaning set forth in Section 13(d) of the Exchange Act (any such persons or entities with whom the Warrant Holder shall constitute a “group” with respect to the Shares, collectively, the “Attributable Parties”). Notwithstanding the foregoing, to the extent the Cap applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder) and of which portion of this Warrant is exercisable shall be in the sole discretion of Company. For purposes of determining the number of outstanding Shares the Warrant Holder may acquire upon the exercise of this Warrant without exceeding the Cap, the Warrant Holder may rely on the number of outstanding Shares as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the Commission, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company, if any, setting forth the number of Shares outstanding (the “Reported Outstanding Share Number”). For purposes of the foregoing, the aggregate number of Shares beneficially owned by the Warrant Holder and the other Attributable Parties shall include the number of Shares held by the Warrant Holder and all other Attributable Parties plus the number of Shares issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude Shares which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Warrant Holder or any of the other Attributable Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including other Warrants) beneficially owned by the Warrant Holder or any other Attributable Party subject to a limitation on conversion or exercise analogous to the limitation contained in this clause (ii). In any case, the number of outstanding Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Warrant Holder and any other Attributable Party since the date as of which the Reported Outstanding Share Number was reported. Upon the written request of the Holder, the Company shall within three trading days confirm in writing (including by electronic mail) to the Holder: (i) the number of Company’s Shares then outstanding, (ii) the Company’s determination of the attainment of the Cap, and (iii) the limitation to exercise hereunder, with respect to which portion of the Warrant is exercisable pursuant to this provision. Any number of Warrant Shares that may not be exercisable because of this Section 2(a)(ii) shall be exercisable at such other time when the exercise thereof shall not cause the number Company’s securities beneficially owned by the Holder to exceed the Cap in accordance with this Section 2(a)(ii); provided that such exercise is before the Expiration Date.

(iii)                               [FOR ORBIMED ENTITIES ONLY: In addition to clause (ii) above and not withstanding anything herein to the contrary, the Company shall not effect the exercise of any portion of this Warrant, and the Warrant Holder shall not have the right to exercise any portion of this Warrant, pursuant to the terms and conditions of this Warrant and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the Holder and its Attributable Parties would beneficially own in excess of 19.95% (the “Holder Cap”) of the Shares outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of Shares beneficially owned by the Warrant Holder and the other Attribution Parties shall include (x) the number of Shares held by the Warrant Holder and all other Attribution Parties, plus (y) prior to September 30, 2017, the maximum number of Shares issuable to the Holder and the other Attribution Parties at the Second Closing under the Subscription Agreement assuming the Second Price (as defined in the Subscription Agreement) equals the Initial Price (as defined in the Subscription Agreement), plus (z) the number of Shares issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude Shares which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Warrant Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including other Warrants) beneficially owned by the Warrant Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this clause (iii). For purposes of clauses (ii) and (iii) of this Section 2, beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. In any case, the number of outstanding Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Warrant Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported.]

(iii)                               [FOR FEDERATED ENTITIES ONLY: In addition to clause (ii) above and not withstanding anything herein to the contrary, the Company shall not effect the exercise of any portion of this Warrant, and the Warrant Holder shall not have the right to exercise any portion of this Warrant, pursuant to the terms and conditions of this Warrant and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the Holder and its Attributable Parties would beneficially own in excess of 19.5% (the “Holder Cap”) of the Shares outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of Shares beneficially owned by the Warrant Holder and the other Attribution Parties shall include (x) the number of Shares held by the Warrant Holder and all other Attribution Parties, plus (y) prior to September 30, 2017, the maximum number of Shares issuable to the Holder and the other Attribution Parties at the Second Closing under the Subscription Agreement assuming the Second Price (as defined in the Subscription Agreement) equals the Initial Price (as defined in the Subscription Agreement), plus (z) the number of Shares issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude Shares which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Warrant Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including other Warrants) beneficially owned by the Warrant Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this clause (iii). For purposes of clauses (ii) and (iii) of this Section 2, beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. In any case, the number of outstanding Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Warrant Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported.]

(iii)                               [FOR DEERFIELD ENTITIES ONLY: In addition to clause (ii) above and not withstanding anything herein to the contrary, the Company shall not effect the exercise of any portion of this Warrant, and the Warrant Holder shall not have the right to exercise any portion of this Warrant, pursuant to the terms and conditions of this Warrant and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the Holder and its Attributable Parties would beneficially own in excess of 9.99% (the “Holder Cap”) of the Shares outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of Shares beneficially owned by the Warrant Holder and the other Attribution Parties shall include the number of Shares held by the Warrant Holder and all other Attribution Parties plus the number of Shares issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude Shares which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Warrant Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including other Warrants) beneficially owned by the Warrant Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this clause (iii). For purposes of clauses (ii) and (iii) of this Section 2, beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. In any case, the number of outstanding Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Warrant Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported.]

(b)                                 Effectiveness and Delivery. The Company shall in accordance with such Notice of Exercise, (i) as soon as practicable but not later than three Business Days after the Company shall have received such Notice of Exercise and payment, execute an electronic delivery of the Warrant Shares to the Holder’s account at the Depository Trust Company (“DTC”) or a similar organization, or (ii) as soon as practicable but not later than five Business Days after the Company shall have received such Notice of Exercise and payment, execute and deliver or cause to be executed and delivered a certificate or certificates representing, the number of Shares specified in such Notice of Exercise, free of restrictive legends, issued in the name of the Warrant Holder or in such other name or names of any Person or Persons designated in such Notice of Exercise, unless in the case of clause (i) and (ii) a registration statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder is not then effective or the Shares are not freely transferable without volume and manner of sale restrictions pursuant to Rule 144 under the Securities Act, in which case the Company shall record, in book entry, or at the request of the Holder, deliver a physical certificate, the Shares issuable upon such exercise with appropriate restrictive legend (with the delivery requirement for physical stock certificate(s) moved to not later than five Business Days after the Company shall have received such Notice of Exercise and payment). If the Warrant Shares are to be issued free of all restrictive legends, the Company shall, upon the written request of the Warrant Holder, use its reasonable best efforts to deliver, or cause to be delivered, Warrant Shares hereunder electronically through DTC or another established clearing corporation performing similar functions, if available. This Warrant shall be deemed to have been exercised and such Share certificate or certificates, or such book entry or book entries, shall be deemed to have been issued, and the Warrant Holder or other Person or Persons designated in such Notice of Exercise shall be deemed for all purposes to have become a holder of record of Shares, all as of the date that such Notice of Exercise and payment shall have been received by the Company. To the maximum extent permitted by law, the Company’s obligations to issue and deliver Warrant Shares in accordance with and subject to the terms hereof are not conditioned upon or impaired by any action or inaction by the Warrant Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Warrant Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Warrant Holder or any other Person, and irrespective of any other circumstance that might otherwise limit such obligation of the Company to the Warrant Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit the Warrant Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates, or record book entries, representing the Warrant Shares issuable upon exercise of the Warrant as required pursuant to the terms hereof.

(c)                                  Surrender of Warrant. The Warrant Holder shall surrender this Warrant to the Company when it delivers the Notice of Exercise, and in the event of a partial exercise of the Warrant, the Company shall execute and deliver to the Warrant Holder, at the time the Company delivers the Share certificate or certificates, or records a book entry or book entries, for Shares issued pursuant to such Notice of Exercise, a new Warrant for the unexercised portion of the Warrant, but in all other respects identical to this Warrant.

(d)                                 Legend. Each certificate or book entry for Warrant Shares issued upon exercise of this Warrant, unless at the time of exercise such Warrant Shares are registered under the Securities Act, shall bear the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

Any certificate or book entry for Warrant Shares issued at any time in exchange or substitution for any Shares, a certificate or book entry for which bears such legend (unless at that time such Warrant Shares are registered under the Securities Act), shall also bear such legend unless, in the written opinion of counsel selected by the holder of such certificate or book entry (who may be an employee of such holder), which counsel and opinion shall be reasonably acceptable to the Company, the Warrant Shares represented thereby need no longer be subject to restrictions on resale under the Securities Act.

(e)                                  Fractional Shares. The Company shall not be required to issue fractions of Shares upon an exercise of the Warrant. If any fraction of a Share would, but for this restriction, be issuable upon an exercise of the Warrant, in lieu of delivering such fractional Share, the Company shall pay to the Warrant Holder, in cash, an amount equal to the same fraction times the Closing Price on the trading day immediately prior to the date of such exercise (or if there is no such Closing Price, then based on the Appraised Value as of such day).

(f)                                   Expenses and Taxes. The Company shall pay all expenses, taxes and owner charges payable in connection with the preparation, issuance and delivery of certificates or recordation of book entries for the Warrant Shares and any new Warrants, except that if the certificates or book entries for the Warrant Shares or the new Warrants are to be registered in a name or names other than the name of the Warrant Holder, funds sufficient to pay all transfer taxes payable as a result of such transfer, shall be paid by the Warrant Holder at the time of its delivery of the Notice of Exercise or promptly upon receipt of a written request by the Company for payment.

(g)                                  Automatic Cashless Exercise. To the extent that there has not been an exercise by the Warrant Holder pursuant to Section 2(a) hereof, any portion of the Warrant that remains unexercised shall be exercised automatically in whole (not in part), upon the Expiration Date. Payment by the Warrant Holder upon such automatic exercise shall be in the form of the Warrant Holder receiving from the Company the number of Warrant Shares equal to (i) the number of Warrant Shares as to which this Warrant is being automatically exercised minus (ii) the number of Warrant Shares having a value, based on the Closing Price on the trading day immediately prior to the date of such automatic exercise (or if there is no such Closing Price, then based on the Appraised Value as of such day), equal to the Exercise Amount.

(h)                                 Buy-In. If by the close of the third (3rd) Business Day after delivery of a Notice of Exercise and the payment of the aggregate exercise price for all or any part of this Warrant, the Company fails to deliver the Warrant Shares to the Warrant Holder in the manner required pursuant to Section 2(b), and if after such third (3rd) Business Day and prior to the receipt of such Warrant Shares, the Warrant Holder purchases (in an open market transaction or otherwise) Shares to deliver in satisfaction of a sale by the Warrant Holder of the Warrant Shares which the Warrant Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall, within three (3) Business Days after the Warrant Holder’s request and in the Warrant Holder’s sole discretion, either (1) pay in cash to the Warrant Holder an amount equal to the Warrant Holder’s total purchase price (including brokerage commissions, if any) for the Shares so purchased, at which point the Company’s obligation to deliver such Warrant Shares shall terminate or (2) promptly honor its obligation to deliver to the Warrant Holder the Warrant Shares in the manner required pursuant to Section 2(b), under the name of the Warrant Holder, representing such

Warrant Shares and pay cash to the Warrant Holder in an amount equal to the excess (if any) of the Warrant Holder’s total purchase price (including brokerage commissions, if any) for the Shares so purchased in the Buy-In over the product of (A) the number of Shares purchased in the Buy-In, times (B) the Closing Price of a Share on the Exercise Date; provided that if the Warrant Holder requests physical certificate(s) pursuant to Section 2(b), then all deadlines in this Section 2(h) shall change from the third (3rd) Business Day to the fifth (5th) Business Day.

Section 3.                                           Investment Representation. By accepting the Warrant, the Warrant Holder represents that it is acquiring the Warrant for its own account for investment purposes and not with the view to any sale or distribution, that the Warrant Holder will not offer, sell or otherwise dispose of the Warrant or the Warrant Shares except under circumstances as will not result in a violation of applicable securities laws, and that the Warrant Holder is an “accredited investor” as that term is defined in Rule 501 under the Securities Act.

Section 4.                                           Validity of Warrant and Issuance of Shares.

(a)                                 The Company represents and warrants that this Warrant has been duly authorized, is validly issued, and constitutes the valid and binding obligation of the Company.

(b)                                 The Company further represents and warrants that on the date hereof it is duly authorized and reserved, and the Company hereby agrees that it will at all times until the Expiration Date have duly authorized and reserved, such number of Shares as will be sufficient to permit the exercise in full of the Warrant, and that all such Shares are and will be duly authorized and, when issued upon exercise of the Warrant, will be validly issued, fully paid and non-assessable, and free and clear of all security interests, claims, liens, equities and other encumbrances.

Section 5.                                           Antidilution Provisions. The Exercise Price in effect at any time, and the number of Warrant Shares that may be purchased upon any exercise of the Warrant, shall be subject to change or adjustment as follows:

(a)                                 Share Reorganization. If the Company shall subdivide its outstanding Shares into a greater number of Shares, by way of a stock split, stock dividend or otherwise, or consolidate its outstanding Shares into a smaller number of Shares (any such event being herein called a “Share Reorganization”), then (i) the Exercise Price shall be adjusted, effective immediately after the effective date of such Share Reorganization, to a price determined by multiplying the Exercise Price in effect immediately prior to such effective date by a fraction, the numerator of which shall be the number of Shares outstanding on such effective date before giving effect to such Share Reorganization and the denominator of which shall be the number of Shares outstanding after giving effect to such Share Reorganization, and (ii) the number of Shares subject to purchase upon exercise of this Warrant shall be adjusted, effective at such time, to a number determined by multiplying the number of Shares subject to purchase immediately before such Share Reorganization by a fraction, the numerator of which shall be the number of Shares outstanding after giving effect to such Share Reorganization and the denominator of which shall be the number of Shares outstanding immediately before giving effect to such Share Reorganization.

(b)                                 Share Distribution.

(i)                                     If the Company shall issue, sell or otherwise distribute any Shares (including, for the avoidance of doubt, any deemed issuance, sale or distribution described in paragraphs (ii) and (iii) below), other than pursuant to a Share Reorganization (which is governed by Section 5(a)) (any such event, including any event described in paragraphs (ii) and (iii) below, being herein called a “Share Distribution”), for a consideration per Share less than (x) the Market Price immediately prior to such Share Distribution or (y) the Exercise Price then in effect, then, effective upon such Share Distribution, the Exercise Price shall be reduced to a price determined by multiplying the Exercise Price by a fraction, the numerator of which shall be the sum of (A) the number of Shares outstanding immediately prior to such Share Distribution multiplied by the higher of such Market Price and the Exercise Price, plus (B) the consideration, if any, received by the Company upon such Share Distribution, and the denominator of which shall be the product of (1) the total number of Shares outstanding immediately after such Share Distribution multiplied by (2) the higher of such Market Price and the Exercise Price. If any Share Distribution shall require an adjustment to the Exercise Price pursuant to the foregoing provisions of this Section 5(b), including by operation of paragraph (ii) or (iii) below, then, effective at the time such adjustment is made, the number of Shares subject to purchase upon exercise of this Warrant shall be increased to a number determined by multiplying the number of Shares subject to purchase immediately before such Share Distribution by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such event and the denominator of which shall be the Exercise Price as adjusted in accordance with this Section 5(b). The provisions of this Section 5(b), including by operation of paragraph (ii) or (iii) below, shall not operate to increase the Exercise Price or reduce the number of Shares subject to purchase upon exercise of this Warrant.

(ii)                                  If the Company shall issue, sell, distribute or otherwise grant in any manner (including by assumption) any rights to subscribe for or to purchase, or any warrants or options for the purchase of Shares or any securities convertible into or exchangeable for Shares (such rights, warrants or options being herein called “Options” and such convertible or exchangeable securities being herein called “Convertible Securities”), whether or not such Options or the rights to convert or exchange any such Convertible Securities in respect of such Options are immediately exercisable or exercisable prior to the Expiration Date or thereafter, and the price per Share for which Shares are issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities in respect of such Options (determined by dividing (x) the aggregate amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of Options to acquire Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon issuance or sale of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of Shares issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than (A) the Market Price immediately prior to the granting of such Options or (B) the Exercise Price, then, for purposes of Section 5(b)(i), the total maximum number of Shares issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued as of the date of granting of such Options and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration of such price per Share, determined as provided above, therefor. Except as otherwise provided in paragraph (iv) below, no additional adjustment of the Exercise Price shall be made upon the actual exercise of such Options or upon conversion or exchange of such Convertible Securities.

(iii)                               If the Company shall issue, sell or otherwise distribute (including by assumption) any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable or exercisable prior to the Expiration Date or thereafter, and the price per Share for which Shares are issuable upon the conversion or exchange of such Convertible Securities (determined by dividing (x) the aggregate amount received or receivable by the Company as consideration for the issuance, sale or distribution of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (y) the maximum number of Shares issuable upon the conversion or exchange of all such Convertible Securities) shall be less than (A) the Market Price immediately prior to such issuance, sale or distribution or (B) the Exercise Price, then, for purposes of Section 5(b)(i), the total maximum number of Shares issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the issuance, sale or distribution of such Convertible Securities thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration such price per Share, determined as provided above, therefor. Except as otherwise provided in paragraph (iv) below, no additional adjustment of the Exercise Price shall be made upon the actual conversion or exchange of such Convertible Securities.

(iv)                              If (x) the purchase price provided for in any Option referred to in Section 5(b)(ii) or the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Sections 5 (b)(ii) or 5(b)(iii) or the rate at which any Convertible Securities referred to in Sections 5(b)(ii) or 5(b)(iii) are convertible into or exchangeable for Shares shall change at any time (other than under or by reason of provisions designed to protect against dilution upon an event which results in a related adjustment pursuant to this Section 5), or (y) any of such Options or Convertible Securities shall have terminated, lapsed or expired, the Exercise Price then in effect shall forthwith be readjusted (effective only with respect to any exercise of this Warrant after such readjustment) to the Exercise Price which would then be in effect had the adjustment made upon the issuance, sale, distribution or grant of such Options or Convertible Securities been made based upon such changed purchase price, additional consideration or conversion rate, as the case may be (in the case of any event referred to in clause (x) of this paragraph (iv)) or had such adjustment not been made (in the case of any event referred to in clause (y) of this paragraph (iv)).

(v)                                 If the Company shall pay a dividend or make any other distribution upon any capital stock of the Company payable in Shares, Options or Convertible Securities, other than pursuant to a Share Reorganization (which is governed by Section 5(a)), then, for purposes of this Section 5(b), such Shares, Options or Convertible Securities shall be deemed to have been issued or sold without consideration.

(vi)                              If any Shares, Options or Convertible Securities shall be issued, sold or distributed for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefore, less any expenses in excess of reasonable and customary expenses in connection therewith. If any Shares, Options or Convertible Securities shall be issued, sold or distributed for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair market value of such consideration at the time of its receipt by the Company as determined in good faith by the Board of Directors of the Company, less any expenses in excess of reasonable and customary expenses incurred in connection therewith. If any Shares, Options or Convertible Securities shall be issued in connection with any merger in which the Company is the surviving entity, the amount of consideration therefore shall be deemed to be the fair market value of such portion of the assets and business of the non-surviving entity as shall be attributable to such Shares, Options or Convertible Securities, as the case may be, at the time of the merger as determined in good faith by the Board of Directors of the Company (in making such determination the members of its Board of Directors may give effect to the proposed acquisition and incorporate the prospects of the performance of the assets and business of the non-surviving corporation over the twelve (12) month period following the acquisition, including any reasonably demonstrate synergistic or value enhancing factors). If any Options shall be issued in connection with the issuance and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

(c)                                  Special Distributions; Above Market Purchases of Securities.

(i)                                     If the Company shall issue or distribute to any holder or holders of Shares evidences of indebtedness, any other securities of the Company or any cash, property or other assets (excluding (i) a Share Reorganization and (ii) a Share Distribution), whether or not accompanied by a purchase, redemption or other acquisition of Shares (any such nonexcluded event being herein called a “Special Distribution”), then the Warrant Holder shall be entitled to a pro-rata Share of such Special Distribution as though the Warrant Holder had fully exercised this Warrant immediately prior to the record date for such Special Distribution, and the Company shall pay or distribute such pro-rata share to the Warrant Holder when paid or distributed to the holders of the Shares, or the Warrant Holder may at its option decline to accept such payment or distribution in which case the (x) the Exercise Price shall be decreased, effective immediately after the effective date of such Special Distribution, to a price determined by multiplying the Exercise Price then in effect by a fraction, the numerator of which shall be the Market Price immediately prior to such effective date less any cash and the then fair market value, as determined in good faith by the Board of Directors of the Company, of any evidences of indebtedness, securities or property or other assets issued or distributed in such Special Distribution with respect to one Share, and the denominator of which shall be the Market Price immediately prior to such effective date, and (y) the number of Shares subject to purchase upon exercise of this Warrant shall be increased to a number determined by multiplying the number of Shares subject to purchase immediately before such Special Distribution by a fraction, the numerator of which shall be the Exercise Price in effect immediately before such Special Distribution and the denominator of which shall be the Exercise Price in effect immediately after such Special Distribution. A reclassification of the Shares (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of any other class of stock shall be deemed to be a distribution by the Company to the holders of its Shares of such class of stock and, if the outstanding Shares shall be changed into a larger or smaller number of Shares as part of such reclassification, a Share Reorganization.

(ii)                                  If, at any time after the date hereof, the Company or any Subsidiary shall repurchase (a “Repurchase”), by self-tender offer or otherwise, any securities of the Company at an aggregate repurchase price that exceeds the aggregate Market Price for the securities repurchased determined as of the Business Day immediately prior to the earliest of (i) the date of such Repurchase, (ii) the commencement of an offer to repurchase or (iii) the public announcement of either (such date being referred to as the “Determination Date”), then the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall be adjusted as follows:

(A)                               The Exercise Price shall be reduced to an amount equal to the product of (A) the Exercise Price in effect immediately prior to such issuance or sale times (B) a fraction, (I) the numerator of which shall be (x) the product of (1) the Market Price for the Shares as of the Determination Date times (2) the number of Shares outstanding immediately following the consummation of the Repurchase less (y) the Repurchase Premium (as defined below), and (II) the denominator of which shall be (x) the product of (1) the Market Price for the Shares as of the Determination Date times (2) the number of Shares outstanding immediately following the consummation of the Repurchase.

(B)                               The number of Warrant Shares issuable upon exercise of this Warrant shall be increased to the number of Shares determined by multiplying (x) the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such distribution times (y) a fraction (1) the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment in clause (A) of this Section 5(c)(ii) and (2) the denominator of which shall be the Exercise Price in effect immediately after such adjustment.

The amount by which the aggregate repurchase price for all securities repurchased in any Repurchase (including for such purposes any fees or other direct or indirect consideration payable in connection therewith) exceeds the aggregate Market Price for such securities is referred to as the “Repurchase Premium.”

(d)                                 Corporate Reorganization. Without limiting any of the other provisions hereof, if any (i) capital reorganization; (ii) reclassification of the capital stock of the Company or compulsory share exchange pursuant to which the Shares are effectively converted into or exchanged for other securities, cash or property; (iii) merger, consolidation, reorganization or other similar transaction or series of related transactions which results in the Shares of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power and economic interests in the Company or such surviving or acquiring entity outstanding immediately after such transaction; (iv) sale, lease, license, transfer, conveyance or other disposition of all or substantially all of the assets of the Company and its subsidiaries taken as a whole; (v) sale of shares of capital stock of the

Company, in a single transaction or series of related transactions, representing at least 35% of the voting power of the voting securities of or economic interests in the Company; (vi) acquisition by any “person” (together with his, her or its Affiliates) or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), directly or indirectly, of the beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of outstanding Shares and/or other equity securities of the Company, in a single transaction or series of related transactions (including, without limitation, one or more tender offers or exchange offers), representing 35% or more of the voting power of or economic interests in the then outstanding shares of capital stock of the Company, (vii) tender offer or exchange offer (whether by the Company or another Person) pursuant to which all or substantially all of the holders of Shares are permitted to tender or exchange their shares for other securities, cash or property (each of (i)-(vii) above a “Corporate Reorganization”) shall be effected, then the Company shall use its best efforts to ensure that lawful and adequate provision shall be made whereby each Warrant Holder shall thereafter continue to have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares issuable upon exercise of the Warrants held by such Warrant Holder (without regard to any limitations on exercise contained in such Warrants), shares of voting stock in such successor entity, surviving entity or entity purchasing or otherwise acquiring such assets in the Corporate Reorganization (as the case may be, the “Acquirer”), such that the aggregate value of the Warrant Holder’s warrants to purchase such number of shares of the Acquirer (where the value of a warrant to purchase one share in the Acquirer is determined in accordance with the Black-Scholes Option Pricing formula set forth in Appendix (A) hereto) is equivalent to the aggregate value of the Warrants held by such Warrant Holder (where the value of each Warrant to purchase one share in the Company is determined in accordance with the Black-Scholes Option Pricing formula set forth Appendix (B) hereto). Furthermore, the new warrants to purchase shares in the Acquirer referred to herein shall have the same expiration date as the Warrants, and shall have a strike price, KAcq, that is calculated in accordance with Appendix (A) hereto. For the avoidance of doubt, if the successor, surviving or acquiring entity, as the case may be, is a member of a consolidated group for financial reporting purposes, the “Acquirer” shall be deemed to be the parent of such consolidated group for purposes of this Section 5(d) and Appendix (A) hereto.

Moreover, appropriate provision shall be made with respect to the rights and interests of each Warrant Holder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock thereafter deliverable upon the exercise thereof. The Company shall not effect any such Corporate Reorganization unless prior to or simultaneously with the consummation thereof the successor corporation resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume by written instrument, reasonably deemed by the Board of Directors of the Company and the Requisite Holders to be satisfactory in form and substance, the obligation to deliver to the holder of the Warrants, at the last address of such holder appearing on the books of the Company, such shares of stock, as, in accordance with the foregoing provisions, such holder may be entitled to purchase, and the other obligations under these Warrants. The provisions of this Section 5(d) shall similarly apply to successive Corporate Reorganizations. Notwithstanding anything to the contrary hereunder, if the Corporate Reorganization, is (1) a transaction where the consideration paid to the holders of the Shares consists of cash, (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Securities Exchange Act of 1934, as amended, or (3) a Corporate Reorganization involving a person or entity not traded on the New York Stock Exchange, the NYSE Alternext (formerly the American Stock Exchange), the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market, at the request of the Warrant Holder delivered before the ninetieth (90th) day after such Corporate Reorganization, the Company (or the Acquirer) shall purchase this Warrant from the Warrant Holder by paying to the Warrant Holder, within five (5) Business Days after such request (or, if later, on the effective date of the Corporate Reorganization), cash in an amount equal to the aggregate value of this Warrant, where the value of each Warrant to purchase one Warrant Share is calculated in accordance with the Black-Scholes Option Pricing formula set forth in Appendix (B) hereto and such valuation and payment shall be without regard to any limitations on exercise contained in this Warrant.

(e)                                  Adjustment Rules.

(i)                                     Any adjustments pursuant to this Section 5 shall be made successively whenever any event referred to herein shall occur, except that, notwithstanding any other provision of this Section 5, no adjustment shall be made to the number of Warrant Shares to be delivered to the Warrant Holder (or to the Exercise Price) if such adjustment represents less than 1% of the number of Warrant Shares previously required to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 1% or more of the number of Warrant Shares to be so delivered.

(ii)                                  No adjustments shall be made pursuant to this Section 5 in respect of the issuance of Warrant Shares upon exercise of the Warrant;

(iii)                               If the Company shall take a record of the holders of its Shares for any purpose referred to in this Section 5, then (x) such record date shall be deemed to be the date of the issuance, sale, distribution or grant in question and (y) if the Company shall legally abandon such action prior to effecting such action, no adjustment shall be made pursuant to this Section 5 in respect of such action.

(iv)                              In computing adjustments under this Section 5, (A) fractional interests in Shares shall be taken into account to the nearest one-thousandth of a Share, and (B) calculations of the Exercise Price shall be carried to the nearest one-thousandth of one cent.

(v)                                 Notwithstanding any other provisions in this Section 5 to the contrary, if a reduction in the Exercise Price pursuant to paragraphs (b) or (c) of this Section 5 would result in the Exercise Price being reduced below $3.13 (as adjusted for any Share Reorganization), or if a Special Distribution pursuant to paragraph (c) of this Section would result in a deemed Exercise Price below $3.13 (as adjusted for any Share Reorganization), then (i) the Exercise Price shall be reduced only to the maximum extent that would not require stockholder approval under applicable rules of the Nasdaq Stock Market and (ii) the Company shall use its reasonable best efforts to obtain such stockholder approval as soon as reasonably practicable, including by calling a special meeting of stockholders to vote on such Exercise Price adjustment, and after such approval, the Company shall effect such Exercise Price adjustment.

(f)                                   Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 5, the Company shall take any action which may be necessary, including obtaining regulatory approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all Shares which the Warrant Holder is entitled to receive upon exercise of the Warrant.

(g)                                  Notice of Adjustment. Not less than 10 days prior to the record date or effective date, as the case may be, of any action which requires or might require an adjustment or readjustment pursuant to this Section 5, the Company shall give notice to the Warrant Holder of such event, describing such event in reasonable detail and specifying the record date or effective date, as the case may be, and, if determinable, the required adjustment and computation thereof. If the required adjustment is not determinable as the time of such notice, the Company shall give notice to the Warrant Holder of such adjustment and computation as soon as reasonably practicable after such adjustment becomes determinable. In connection with any such adjustment or readjustment, at its sole cost and expense, the Company will also cause independent certified public accountants of recognized national standing (which may be the regular auditors of the Company) selected by the Company to verify its computations and, in connection with the preparation of the Company’s quarterly financial statements prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or to be received by the Company for any Share Distribution issued or sold or deemed to have been issued, (ii) the number of Shares outstanding or deemed to be outstanding, and

(iii) the Exercise Price in effect immediately prior to such issue or sale and as adjusted and readjusted (if required by this Section 5) on account thereof. The Company will forthwith mail a copy of each such report to the Warrant Holder and will, upon the written request at any time of the Warrant Holder, furnish to such holder a like report setting forth the Exercise Price at the time in effect and showing in reasonable detail how it was calculated. The Company will also keep copies of all such reports at its office and will cause the same to be available for inspection at such office during normal business hours by the Warrant Holder or any prospective purchaser of this Warrant designated by the Warrant Holder.

(h)                                 Subsequent Warrants. Irrespective of any adjustments in the Exercise Price or the number of Warrant Shares issuable upon exercise of the Warrants theretofore or thereafter issued may continue to express the same Exercise Price per Share and number and kind of Warrant Shares as are stated in this Warrant.

(i)                                     Disputes. Any dispute which arises between the Warrant Holder and the Company with respect to the calculation of the adjusted Exercise Price or Warrant Shares issuable upon exercise shall be determined by the independent auditors of the Company, and such determination shall be binding upon the Company and the holders of the Warrants and the Warrant Shares if made in good faith and without manifest error.

(j)                                    Other Actions Affecting Shares.

(i)                                     Equitable Equivalent. In case any event shall occur as to which the provisions of this Section 5 set forth above hereof are not strictly applicable but the failure to make any adjustment would not, in the opinion of the Warrant Holder, fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles of this Section 5, then, in each such case, at the request of the Warrant Holder, the Company shall appoint a firm of independent investment bankers mutually agreed by the Company and the Warrant Holder (which shall be completely independent of the Company and shall be satisfactory to the holder or the Requisite Holders), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 5, necessary to preserve, without dilution, the purchase rights represented by this Warrant. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the holder of this Warrant and shall make the adjustments described therein. The costs of engagement of such investment bank for the purposes of this section shall be paid by the Company.

(ii)                                  No Avoidance. The Company shall not, by amendment of its certificate of incorporation or by-laws or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against dilution or other impairment as if the holder was a shareholder of the Company entitled to the benefit of fiduciary duties afforded to shareholders under Delaware law. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

(k)                                 Calculation of Consideration Received. The consideration for the issue or sale of any Share Distribution shall, irrespective of the accounting treatment of such consideration:

(i)                                     insofar as it consists of cash, be computed at the amount of cash actually received by the Company without reduction for any expenses paid or incurred by the Company or any commissions or compensations paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale;

(ii)                                  insofar as it consists of property (including securities) other than cash actually received by the Company, be computed at the Appraised Value thereof at the time of such issue or sale; and

(iii)                               insofar as it consists neither of cash nor of other property, be computed as having no value.

(l)                                     Adjustment of Par Value. If for any reason (including the operation of the adjustment provisions set forth in this Warrant), the Exercise Price on any date of exercise of this Warrant shall not be lawful and adequate consideration for the issuance of the relevant Warrant Shares, then the Company shall take such steps as are necessary (including the amendment of its certificate of incorporation so as to reduce the par value of the Shares) to cause such Exercise Price to be adequate and lawful consideration on the date the payment thereof is due, but if the Company shall fail to take such steps, then the Company acknowledges that the Warrant Holder shall have been damaged by the Company in an amount equal to an amount, which, when added to the total Exercise Price for the relevant Warrant Shares, would equal lawful and adequate consideration for the issuance of such Warrant Shares, and the Company irrevocably agrees that if the Warrant Holder shall then forgive the right to recover such damages from the Company, such forgiveness shall constitute, and Company shall accept such forgiveness as, additional lawful consideration for the issuance of the relevant Warrant Shares.

(m)                             Appraisal.

(i)                                     If the Requisite Holders shall, for any reason whatsoever, disagree with the Company’s determination of the Appraised Value of a Share, then such holders shall by notice to the Company (an “Appraisal Notice”) given within sixty (60) days after the Company notifies the holders of such determination, elect to dispute such determination, and such dispute shall be resolved as set forth in clause (ii) of this Section.

(ii)                                  The Company shall within ten (10) days after an Appraisal Notice shall have been given, engage an independent investment bank of national repute (the “Appraiser”) selected by the Requisite Holders and retained pursuant to an engagement letter between the Company and the Appraiser with respect to such valuation in form and substance reasonably acceptable to Requisite Holders, to make an independent determination of the Appraised Value of a Share; such value shall be determined without deduction for (a) liquidity considerations, (b) minority shareholder status, or (c) any liquidation or other preference or any right of redemption in favor of any other equity securities of the Company. The costs of engagement of such investment bank for any such determination of Appraised Value shall be paid by the Company.

Section 6.                                           Registration Rights and Extension of Expiration Date. The Warrant Holder is entitled to the benefit of certain registration rights with respect to the Warrant Shares as provided in the Subscription Agreement, dated as of July 29, 2016, by and between the Company and the Participants (as defined therein), including the Warrant Holder (the “Subscription Agreement”), and any subsequent holder hereof shall be entitled to such rights to the extent provided in the Subscription Agreement. If the Company fails to cause any Registration Statement covering “Registrable Securities” (as that term is defined in the Subscription Agreement) to be declared effective prior to the applicable dates set forth therein, or if an Event as specified in Section 9.3 of the Subscription Agreement occurs and continues, in each case, for more than thirty (30) days in any twelve (12) month period, or for more than a total of ninety (90) days, then the Expiration Date of this Warrant shall be extended one day for each day beyond the thirty (30) day or ninety (90) day limits, as the case may be, that the Event continues.

Section 7.                                           Transfer of Warrant. The Warrant Holder upon transfer of the Warrant must deliver to the Company a duly executed Warrant Assignment in the form of Exhibit B and upon surrender of this Warrant to the Company, the Company shall execute and deliver a new Warrant with appropriate changes to reflect such Assignment, in the name or names of the assignee or assignees specified in the Warrant Assignment or other instrument of assignment and, if the Warrant Holder’s entire interest is not being transferred or assigned, in the name of the Warrant Holder, and upon the Company’s execution and delivery of such new Warrant, this Warrant shall promptly be cancelled; and provided that any assignee shall have all of the rights of an Initial Holder hereunder. The Company shall pay any transfer tax imposed in connection with such assignment (if any). Any transfer or exchange of this Warrant shall be without charge to the Warrant Holder (except as provided above with respect to transfer taxes, if any) and any new Warrant issued shall be dated the date hereof.

Section 8.                                           Assistance in Disposition of Warrant or Warrant Shares. Notwithstanding any other provision herein, in the event that it becomes unlawful for the Warrant Holder to continue to hold the Warrant, in whole or in part, or some or all of the Shares held by it, or restrictions are imposed on any the Warrant Holder by any statute, regulation or governmental authority which, in the judgment of the Warrant Holder, make it unduly burdensome to continue to hold the Warrant or such Shares, the Warrant Holder may sell or otherwise dispose of the Warrant (subject to the restrictions on transfer provided in Section 7) or its Shares, and the Company agrees to provide reasonable assistance to the Warrant Holder in disposing of the Warrant and such Shares in a prompt and orderly manner and, at the request of the Warrant Holder, to provide (and authorize the Warrant Holder to provide) financial and other information concerning the Company to any prospective purchaser of the Warrant or Shares owned by the Warrant Holder.

Section 9.                                           Identity of Transfer Agent. The Transfer Agent for the Common Stock is Continental Stock Transfer & Trust Company. Upon the appointment of any subsequent transfer agent for the Shares, the Company will mail to the Warrant Holder a statement setting forth the name and address of such transfer agent.

Section 10.                                    Covenants. The Company agrees that:

(a)                                 Securities Filings; Rules 144 & 144A. The Company will (i) file any reports required to be filed by it under the Securities Act, the Exchange Act or the rules and regulations adopted by the Commission thereunder, (ii) use its best efforts to cooperate with the Warrant Holder and each holder of Warrant Shares in supplying such information concerning the Company as may be necessary for the Warrant Holder or holder of Warrant Shares to complete and file any information reporting forms currently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrants or Warrant Shares, (iii) take such further action as the Warrant Holder may reasonably request to the extent required from time to time to enable the Warrant Holder to sell Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 or 144A under the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission, and (iv) upon the request of the Warrant Holder, deliver to the Warrant Holder a written statement as to whether it has complied with such reporting requirements; provided that this subsection (a) shall not require the Company to make any filing under the Securities Act or Exchange Act which the Company is not otherwise obligated to make.

(b)                                 Obtaining of Governmental Approvals and Stock Exchange Listings. The Company will, at its own expense, (i) obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities which may from time to time be required of the Company in order to satisfy its obligations hereunder, and (ii) take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of the Warrants, will be listed on each securities exchange, if any, on which the Shares are then listed.

(c)                                  Structural Dilution. So long as this Warrant remains outstanding, the Company shall not permit any of its Subsidiaries to issue, sell, distribute or otherwise grant in any manner (including by assumption) any rights to subscribe for or to purchase, or any warrants or options for the purchase of any equity securities of such Subsidiary or any securities convertible into or exchangeable for such equity securities (or any rights to subscribe for or to purchase, or any warrants or options for the purchase of any such convertible or exchangeable securities), whether or not immediately exercisable or exercisable prior to the Expiration Date or thereafter.

(d)                                 Notices Of Corporate Action. In the event of:

(i)                                     any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any distribution, or any right to subscribe for, purchase or otherwise acquire any Shares or any other securities or property, or to receive any other right, or

(ii)                                  any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any consolidation or merger involving the Company and any other Person or any transfer of all or substantially all the assets of the Company to any other Person, or any Corporate Reorganization, or

(iii)                               any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company will mail to the Warrant Holder a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and (iii) the time, if any such time is to be fixed, as of which the holders of record of Shares (or other securities under Section 5(d)) shall be entitled to exchange their Shares (or other securities under Section 5(d)) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up and a description in reasonable detail of the transaction. Such notice shall be mailed at least ten (10) Business Days prior to the date therein specified.

Section 11.                                    Lost, Mutilated or Missing Warrants. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant, and, in the case of loss, theft or destruction, upon receipt of indemnification satisfactory to the Company (in the case of an Initial Holder its unsecured, unbonded agreement of indemnity or affidavit of loss shall be sufficient) or, in the case of mutilation, upon surrender and cancellation of the mutilated Warrant, the Company shall execute and deliver a new Warrant of like tenor and representing the right to purchase the same aggregate number of Warrant Shares.

Section 12.                                    Waivers; Amendments. This Warrant may be modified or amended or the provisions hereof waived only with the written consent of the Company and the Warrant Holder. Any amendment or waiver effected in compliance with this Section shall be binding upon the Company and the Warrant Holder. The Company shall give prompt notice to the Warrant Holder of any amendment or waiver effected in compliance with this Section. No failure or delay of the Company or the Warrant Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereon or the exercise of any other right or power. No notice or demand on the Company in any case shall entitle the Company to any other or future notice or demand in similar or other circumstances. The rights and remedies of the Company and the Warrant Holder hereunder are cumulative and not exclusive of any rights or remedies which it would otherwise have.

Section 13.                                    Miscellaneous.

(a)                                 Shareholder Rights. The Warrant shall not entitle any Warrant Holder, prior to the exercise of the Warrant, to any rights as a shareholder of the Company, except as set forth herein.

(b)                                 Expenses. The Company shall pay all reasonable expenses of the Warrant Holder, including reasonable fees and disbursements of counsel, in connection with the preparation of the Warrant, any waiver or consent hereunder or any amendment or modification hereof (regardless of whether the same becomes effective), or the enforcement of the provisions hereof; provided that the Company shall not be required to pay any expenses of the Warrant Holder arising solely in connection with a transfer of the Warrant.

(c)                                  Successors and Assigns. All the provisions of this Warrant by or for the benefit of the Company or the Warrant Holder shall bind and inure to the benefit of their respective successors and assigns.

(d)                                 Severability. In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

(e)                                  Notices. Any notice or other communication hereunder shall be in writing and shall be sufficient if sent by first-class mail or courier, postage prepaid, and addressed as follows: (a) if to the Company, addressed to the Company at its address for notices as set forth below its signature hereon or any other address as the Company may hereafter notify to the Warrant Holder and(b) if to the Warrant Holder, addressed to such address as the Warrant Holder may hereafter from time to time notify to the Company for the purposes of notice hereunder.

(f)                                   Equitable Remedies. Without limiting the rights of the Company and the Warrant Holder to pursue all other legal and equitable rights available to such party for the other parties’ failure to perform its obligations hereunder, the Company and the Warrant Holder each hereto acknowledge and agree that the remedy at law for any failure to perform any obligations hereunder would be inadequate and that each shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure.

(g)                                  Continued Effect. Rights and benefits conferred on the holders of Warrant Shares pursuant to the provisions hereof (including Section 6) shall continue to inure to the benefit of, and shall be enforceable by, such holders, notwithstanding the surrender of the Warrant to, and its cancellation by, the Company upon the full or partial exercise or repurchase hereof.

(h)                                 Confidentiality. The Warrant Holder agrees to keep confidential any proprietary information relating to the Company delivered by the Company hereunder; provided that nothing herein shall prevent the Warrant Holder from disclosing such information: (i) to any holder of Warrants or Warrant Shares, (ii) to any Affiliate of any holder of Warrants or Warrant Shares or any actual or potential transferee of the rights or obligations hereunder that agrees to be bound by this Section 13(h), (iii) upon order, subpoena, or other process of any court or administrative agency or otherwise required by law, (iv) upon the request or demand of any regulatory agency or authority having jurisdiction over such party, (v) which has been publicly disclosed, (vi) which has been obtained from any Person that is not a party hereto or an affiliate of any such party, (vii) in connection with the exercise of any remedy, or the resolution of any dispute hereunder (viii) to the legal counsel or certified public accountants for any holder of Warrants or Warrant Shares, or (ix) as otherwise expressly contemplated by this Warrant.

(i)                                     Governing Law. THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW.

(j)                                    Section Headings. The section headings used herein are for convenience of reference only and shall not be construed in any way to affect the interpretation of any provisions of the Warrant.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized signatory as of the day and year first above written.

SteadyMed Ltd., an Israeli incorporated company

By
Name:
Title:

Address for Notices:

Telephone:
Facsimile:

Exhibit A to Warrant

Form of Notice of Exercise

,20

To: [                        ]

Reference is made to the Warrant dated           . Terms defined therein are used herein as therein defined.

The undersigned, pursuant to the provisions set forth in the Warrant, hereby irrevocably elects and agrees to purchase         Shares, and makes payment herewith in full therefor at the Exercise Price of $                in the following form:                                                            .

[If the number of Shares as to which the Warrant is being exercised is less than all of the Shares purchasable thereunder, the undersigned hereby requests that a new Warrant representing the remaining balance of the Shares be registered in the name of               , whose address is:                                .]

The undersigned hereby represents that it is exercising the Warrant for its own account or the account of an Affiliate for investment purposes and not with the view to any sale or distribution and that the Warrant Holder will not offer, sell or otherwise dispose of the Warrant or any underlying Warrant Shares in violation of applicable securities laws.

[NAME OF WARRANT HOLDER]

By
Name:
Title:

[ADDRESS OF WARRANT HOLDER]

Exhibit B to Warrant

Form of Warrant Assignment

Reference is made to the Warrant dated             , issued by [                       ]. Terms defined therein are used herein as therein defined.

FOR VALUE RECEIVED                      (the “Assignor”) hereby sells, assigns and transfers all of the rights of the Assignor as set forth in such Warrant, with respect to the number of Warrant Shares covered thereby as set forth below, to the Assignee(s) as set forth below:

Number of Warrant Shares

Name(s) of Assignee(s)	Address(es)	Number of Warrant Shares

All notices to be given by the Company to the Assignor as the Warrant Holder shall be sent to the Assignee(s) at the above listed address(es), and, if the number of Shares being hereby assigned is less than all of the Shares covered by the Warrant held by the Assignor, then also to the Assignor.

In accordance with Section 7 of the Warrant, the Assignor requests that the Company execute and deliver a new Warrant or Warrants in the name or names of the assignee or assignees, as is appropriate, or, if the number of Shares being hereby assigned is less than all of the Shares covered by the Warrant held by the Assignor, new Warrants in the name or names of the assignee or the assignees, as is appropriate, and in the name of the Assignor.

The undersigned represents that the Assignee has represented to the Assignor that the Assignee is acquiring the Warrant for its own account or the account of an Affiliate for investment purposes and not with the view to any sale or distribution, and that the Assignee will not offer, sell or otherwise dispose of the Warrant or the Warrant Shares except under circumstances as will not result in a violation of applicable securities laws.

Dated:                  , 20

[NAME OF ASSIGNOR]

By
Name:
Title:

[ADDRESS OF ASSIGNOR]

APPENDIX A

Black Scholes Option Pricing formula to be used when calculating the value of each new warrant to purchase one share in the Acquirer shall be:

CAcq = SAcqe-λ(TAcq-tAcq)N(d1) – KAcqe-r(TAcq-tAcq)N(d2), where

CAcq = value of each warrant to purchase one share in the Acquirer

SAcq = price of Acquirer’s stock as determined by reference to the average of the closing prices on the securities exchange or Nasdaq Global Market over the 20-day period ending three trading days prior to the closing of the Corporate Reorganization described in Section 5(d) if the Acquirer’s stock is then traded on such exchange or system, or the average of the closing bid or sale prices (whichever is applicable) in the over-the-counter market over the 20-day period ending three trading days prior to the closing of the Corporate Reorganization if the Acquirer’s stock is then actively traded in the over-the-counter market, or the then most recently completed financing if the Acquirer’s stock is not then traded on a securities exchange or system or in the over-the-counter market.

TAcq = expiration date of new warrants to purchase shares in the Acquirer = TCorp

tAcq = date of issue of new warrants to purchase shares in the Acquirer

TAcq-tAcq = time until warrant expiration, expressed in years

σ = volatility = annualized standard deviation of daily log-returns (using a 262-day annualization factor) of the Acquirer’s stock price on the securities exchange or Nasdaq Global Market over a 20-day trading period, determined by the Warrant Holders, that is within the 100-day trading period ending on the trading day immediately after the public announcement of the Corporate Reorganization described in Section 5(d) if the Acquirer’s stock is then traded on such exchange or system, or the annualized standard deviation of daily-log returns (using a 262-day annualization factor) of the closing bid or sale prices (whichever is applicable) in the over-the-counter market over a 20-day trading period, determined by the Warrant Holder, that is within the 100-day trading period ending on the trading day immediately after the public announcement of the Corporate Reorganization if the Acquirer’s stock is then actively traded in the over-the-counter market, or 0.9525 (or 95.25%) if the Acquirer’s stock is not then traded on a securities exchange or system or in the over-the-counter market.

N = cumulative normal distribution function

d1 = (ln(SAcq/KAcq) + (r-λ+σ2/2)(TAcq-tAcq)) ÷ (σ√(TAcq-tAcq))

ln = natural logarithm

λ = dividend rate of the Acquirer for the most recent 12-month period at the time of closing of the Corporate Reorganization.

KAcq = strike price of new warrants to purchase shares in the Acquirer = KCorp * (SAcq / SCorp)

r = annual yield, as reported by Bloomberg at time tAcq, of the United States Treasury security measuring the nearest time TAcq

d2 = d1- σ√(TAcq-tAcq)

Appendix B

Black Scholes Option Pricing formula to be used when calculating the value of each Warrant to purchase one share in the Company shall be:

CCorp = SCorpe-λ(TCorp-tCorp)N(d1) – KCorpe-r(TCorp-tCorp)N(d2), where

CCorp = value of each Warrant to purchase one share in the Company

SCorp = price of Company stock as determined by reference to the average of the closing prices on the securities exchange or Nasdaq Global Market over the 20-day period ending three trading days prior to the closing of the Corporate Reorganization described in Section 5(d) if the Company’s stock is then traded on such exchange or system, or the average of the closing bid or sale prices (whichever is applicable) in the over-the-counter market over the 20-day period ending three trading days prior to the closing of the Corporate Reorganization if the Company’s stock is then actively traded in the over-the-counter market, or the then most recently completed financing if the Company’s stock is not then traded on a securities exchange or system or in the over-the-counter market.

TCorp = expiration date of Warrants to purchase shares in the Company

tCorp = date of public announcement of transaction

TCorp-tCorp = time until Warrant expiration, expressed in years

σ = volatility = the annualized standard deviation of daily log-returns (using a 262-day annualization factor) of the Company’s stock price on the securities exchange or Nasdaq Global Market over a 20-day trading period, determined by the Warrant Holders, that is within the 100-day trading period ending on the trading day immediately after the public announcement of the Corporate Reorganization described in Section 5(d) if the Company’s stock is then traded on such exchange or system, or the annualized standard deviation of daily-log returns (using a 262-day annualization factor) of the closing bid or sale prices (whichever is applicable) in the over-the-counter market over a 20-day trading period, determined by the Warrant Holder, that is within the 100-day trading period ending on the trading day immediately after the public announcement of the Corporate Reorganization if the Company’s stock is then actively traded in the over-the-counter market, or 0.9525 (or 95.25%) if the Company’s stock is not then traded on a securities exchange or system or in the over-the-counter market.

N = cumulative normal distribution function

d1 = (ln(SCorp/KCorp) + (r-λ+σ2/2)(TCorp-tCorp)) ÷ (σ√(TCorp-tCorp))

ln = natural logarithm

λ = dividend rate of the Company for the most recent 12-month period at the time of closing of the Corporate Reorganization.

KCorp = strike price of warrant

r = annual yield, as reported by Bloomberg at time tCorp, of the United States Treasury security measuring the nearest time TCorp

d2 = d1- σ√(TCorp-tCorp)